Exhibit 3.2

CERTIFICATE OF AMENDMENT
TO THE
 CERTIFICATE OF INCORPORATION
OF
HUNTSMAN SPIN CORPORATION

Huntsman Spin Corporation, a corporation organized and existing under and by virtue of the law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST:   That the Board of Directors of the Corporation duly adopted resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation (the “Amendment”), in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”):

The first clause of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

“The name of the corporation is Venator Materials Corporation (the “Corporation”).”

SECOND:              That the foregoing Amendment has been duly adopted in accordance with the requirements of Section 242 of the DGCL.

THIRD: The Amendment shall be effective immediately.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Certificate of Incorporation of the Corporation this 12th day of January, 2017.

HUNTSMAN SPIN CORPORATION

By:	/s/ Russ R. Stolle
Name:	Russ R. Stolle
Title:	Senior Vice President, General Counsel and
Chief Compliance Officer

[SIGNATURE PAGE TO CERTIFICATE OF AMENDMENT]